N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen North Carolina Municipal Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,124,217	0.21		5,411,940	9.81
Class B		42,371		0.17		225,106		9.81
Class C		107,101		0.17		715,713		9.81
Class I		3,523,125	0.22		15,562,911	9.81